UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IDR CORE PROPERTY INDEX FUND LTD

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Introduction to Accordant Investments Q2 2023

Important Disclosure The Accordant ODCE Index Fund (the “Fund”) has filed a registration statement with the Securities and Exchange Commission (th e “ SEC”) but it is not yet effective. An investment in the Fund cannot be made, nor money accepted, until the registration statement is effective. An investor should consider the i nve stment objectives, risks, and charges and expenses of the Fund carefully before investing. A preliminary prospectus which contains this and other information about the Fund may be ob tained by calling 833 - 768 - 0622 or visiting www.accordantinvestments.com . The information in the preliminary prospectus is not complete and may be changed. The final prospectus should be read caref ull y before investing, and when available may be obtained from the same source. This communication is not an offer to sell Fund shares and is not so lic iting an offer to buy Fund shares in any state where the offer or sale is not permitted. Forward Looking Statements This presentation contains forward - looking statements regarding future events, expectations, assumptions, estimates and projecti ons about the Fund. The forward - looking statements are subject to various risks and uncertainties. Generally, these forward - looking statements can be identified by the use of forw ard - looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “could,” “co nti nue,” “potential,” “future,” and similar expressions. The Fund cautions you that reliance on any forward - looking statement involves risks and uncertainties, and that although the Fund be lieves that the assumptions on which its forward - looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the for war d - looking statements based on those assumptions could be incorrect. These forward - looking statements are aspirational, are not guarantees of future performance and reflect mana gement's current expectations. Our actual results could differ materially from those discussed in the forward - looking statements. In light of these and other uncertainties, you s hould not conclude that the Fund will necessarily achieve any plans and objectives referred to in any of the forward - looking statements. These forward - looking statements speak only as of the date of this communication; we assume no obligation to revise or update any forward - looking statement for any reason, except as required by law. Important Additional Information The Fund has filed with the SEC the Definitive Proxy Statement in connection with the Special Meeting of Stockholders (the “S pec ial Meeting”) to be held on August 31, 2023 to consider and vote upon a number of proposals and, beginning on or about July 24, 2023, mailed the Definitive Proxy Statement and other relevant documents to its stockholders as of the June 30, 2023 record date (the “Record Date”) for the Special Meeting. The Fund's stockholders and other interested perso ns are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Fund's solicitation of p rox ies for the Special Meeting because these documents contain important information about the Fund and the proposals to be voted upon at the Special Meeting. Stockholders may obta in a copy of the Definitive Proxy Statement free of charge at the SEC's web site, http://www.sec.gov, or by directing a request to Thomas J. Bartos at tjb@idrinvestments.com or 216 - 264 - 8185. Certain Information Regarding Participants in Sollicitation The Fund and its directors and executive officers and other persons may be deemed to be participants in the solicitation of p rox ies from the Fund's stockholders in respect of the Special Meeting. Information about the directors and executive officers and other persons of the Fund is set forth in the Fun d's Definitive Proxy Statement for the Special Meeting, filed with the SEC on July 20, 2023. Additional information regarding the participants in the proxy solicitation and a descri pti on of their direct and indirect interests are contained in the Definitive Proxy Statement.

Restructured and Reimagined for individual investors 1982 2018 2023 USAA Real Estate (now Affinius Capital) is formed as real estate investment arm of USAA. Creation of the institutional index fund. Launched Accordant Investments and IDR as independent stand - alone companies to leverage a 40 - year heritage of strategic alliances to bring the advantages of institutional real estate to the retail market. 2021 IDR Investment Management, LLC (“IDR”) launched a private fund and made it available to private wealth investors. Dedicated private wealth team was created. 2002 Opened to institutional investors to invest alongside USAA via funds, REITs, and separate accounts.

The Platform Leverages investment strategies, analytics, insights, and execution capabilities to deliver on product outcomes The Products Formatted to enable advisors to easily align with their clients’ objectives The People Rooted in a common purpose to serve, our team’s diverse background drives our commitment to help advisors serve their investors Purpose Built

A Fund that seeks to employ an indexing investment approach that seeks to track the NCREIF Fund Index ODCE INDEX FUND

The Fund

accordant

	IDR CORE PROPERTY INDEX FUND LTD	ACCORDANT ODCE INDEX FUND	SUMMARY OF CHANGE
FUND STRUCTURE	40 Act Private REIT – Reg D 506C – unlisted	40 Act Registered Fund	Ticker - ODCEX
NAV FREQUENCY	Quarterly	Daily	Daily NAV
ACCESS	Subscription Docs	No Subscription Docs	Ease of use, no subdoc, discretionary fund account
LIQUIDITY[1]	Quarterly Investor Liquidity – up to 5%	Quarterly Repurchase Program[1]	Potential for more liquidity as fund scales and at a minimum will make a 5% quarterly repurchase offer.
UNDERLYING INVESTMENT	ODCE X Index	ODCE Index[2]	ODCE Index is one of the most widely used real estate benchmark in the market.
MANAGER	IDR	Accordant Investments	IDR is the sub-advisor handling investment decisions with Accordant providing fund growth by expanding the Fund's distribution capabilities.
TAX REPORTING	1099	1099	No Change
FEES	40 BPS	60 BPS	Still lowest among peers

1)The Fund intends to offer a quarterly Share Repurchase Program on such terms as may be determined by the Board, in its sole discretion. Stockholders may not be able to sell their shares when they want or at the amount desired. The Board may suspend or postpone a repurchase offer in certain circumstances.

2)Open End Diversified Core Equity ("NFI-ODCE" or the "NFI-ODCE Index")

Shareholders and financial intermediaries who utilize a custodian or clearing firm for asset custody are expected to receive information on ODCEX through the custodians’ portal as they do with any other standardized asset class such as stocks, mutual funds, ETFs, etc. It is expected that The Accordant ODCE Index Fund (ODCEX) will be available through all major clearing platforms (ie. Pershing, Schwab, Fidelity) Shareholders who currently or intend to hold assets directly with the ODCEX will be provided a client portal to view their investments and download fund - related documents such as statements, tax forms, and issuer correspondence The conversion to the new ODCEX fund will be a non - taxable event for shareholders ODCEX fund information, presentations, and materials are expected to be available for download on our public website, www.accordantinvestments.com Financial intermediaries will receive daily reporting via NSCC, DST Vision/Fanmail, and other flagship portfolio management and performance reporting platforms which will have connectivity with all major trading and clearing platforms Investor Access

Preliminary Registration Statement Filed with the SEC June 29th June 30th Final IDR Core Property Index Fund Ltd capital call Special Shareholder Meeting Board Meeting with new Board members to approve compliance manual, services providers for Accordant ODCE Index Fund May 12 th Final IDR Core Property Index Fund Ltd tender offer August 31st September 7th September 11 th Anticipated to go live with the Accordant ODCE Index Fund Proxy Process July 24th Proxy Mailing Date 2023 July 20th Definitive Proxy Statement Filed with the SEC

Meet the accordant team

LEADERSHIP TEAM



Greg Stark
CEO



Jeff Holland
President



Jim Hime
Managing Director

LEGAL & COMPLIANCE



Puja Madan
General Counsel & CCO

PRODUCT DESIGN AND OPERATIONS



Todd Lockwood
Managing Director



Sean Anderson
Senior Associate

PORTFOLIO MANAGEMENT



Garrett Zdolshek
Portfolio Manager

ADVISOR RELATIONSHIPS



Blaise Grippa
Executive Director



David Crowder
Executive Director

CORPORATE OPERATIONS



Stephen Nelson
Senior Director

MARKETING SUPPORT SERVICES



Samira Bitar
Managing Director
Affinius Capital



Audra McCray
Senior Director
Affinius Capital



Gina Jurek
Digital Director
Affinius Capital



Katie Cosgrove
Account Manager
GK3

You’ve got questions. We’ve got answers. If you’re interested in exploring alternative sources of income for investors or would like to learn about effective private real estate strategies, contact us a t 833.768.062 2 or info@accordantinvestments.com Highly Confidential – Trade Secret and Patent Pending.

Risks & Disclosures

This presentation (the "Presentation") is being furnished to the current investors of the IDR Core Property Index Fund, Ltd. (the "Fund"). Accordant ODCE Index Fund has filed a registration statement with the Securities and Exchange Commission but it is not yet effective. While the Fund is still accepting investments, an investment in the Accordant ODCE Index Fund cannot be made, nor money accepted, until the registration statement is effective. An investor should consider the investment objectives, risks, and charges and expenses of the Fund carefully before investing. A preliminary prospectus which contains this and other information about Accordant ODCE Index Fund may be obtained by calling 833-768-0622 or visiting www.accordantinvestments.com. The information in the preliminary prospectus is not complete and may be changed. The final prospectus should be read carefully before investing, and when available may be obtained from the same source. This communication is not an offer to sell Fund shares and is not soliciting an offer to buy Fund shares in any state where the offer or sale is not permitted.

Offers and sales of interests in the Fund are not registered under the laws of any jurisdiction and are made solely to qualified investors under applicable laws. This Presentation is being provided as a supplement to the proxy filed on behalf of the Fund to discuss the anticipated changes to the Fund as indicated in the proxy. These changes shall only become effective after a successful proxy vote that shall occur at the special shareholder's meeting currently scheduled for August 31, 2023. Until such time, IDR shall remain the investment manager of the Fund.

As it relates to the Fund in its current state, past or projected performance is not indicative of future results. The investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. There can be no assurance that the Fund will achieve targeted returns, diversification or asset allocations will be met, that the Fund's performance will track the Index, or that the Fund will be able to implement its investment strategy and investment approach or achieve its investment objective. Actual returns on unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, legal and contractual restrictions on transfer that may limit liquidity, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the valuations used in the prior performance data are based. Accordingly, actual returns may differ materially from the returns in this Presentation.

Statements contained in this Presentation that are not historical facts are based on current expectations, estimates, projections, opinions and beliefs of Accordant Investments LLC. Such statements involve known and unknown risks, uncertainties and other factors, and you should not place undue reliance on them.

It is anticipated that Accordant ODCE Index Fund will become effective on or about September 11, 2023. No monies or orders can be accepted at this time.

IDR Core Property Index Fund Ltd was organized as a Maryland corporation on April 11, 2019 and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), that operates as a closed-end non-diversified, management investment company." This Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation or any security or any other product or service managed by IDR.

Accordant Investments LLC ("Accordant") is an SEC registered investment adviser. This Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation or any security or any other product or service managed by Accordant.